UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-37910	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street

Roanoke, Virginia 24011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective April 1, 2019 (the “Effective Time”), HomeTown Bankshares Corporation (“HomeTown”) completed its previously announced merger (the “Merger”) with American National Bankshares Inc. (“American”), pursuant to an Agreement and Plan of Reorganization, dated October 1, 2018 (the “Merger Agreement”), between HomeTown and American. At the Effective Time, HomeTown merged with and into American, with American continuing as the surviving corporation. As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of HomeTown common stock was converted into the right to receive 0.4150 shares of American common stock plus cash in lieu of fractional shares (the “Merger Consideration”). The 0.4150 exchange ratio was fixed in accordance with the terms of the Merger Agreement.

In addition, at the Effective Time:

•

all outstanding HomeTown stock options were converted into stock options of American, exercisable for common stock of American on the same terms and conditions as were in effect immediately prior to the completion of the merger, subject to any accelerated vesting as a result of the Merger to the extent provided by the terms of the applicable plan or agreements under such plans, provided that the number of shares issuable under, and exercise prices for, those options were adjusted based on the exchange ratio described above; and

•

all outstanding shares of HomeTown restricted stock were converted into restricted stock of American with the same terms and conditions as were in effect immediately prior to the completion of the Merger, subject to any accelerated vesting as a result of the Merger to the extent provided by the terms of the applicable plan or agreements under such plans, provided that the number of shares of restricted stock was adjusted based on the exchange ratio described above.

Immediately following the Merger, HomeTown Bank, a Virginia banking corporation and wholly owned subsidiary of HomeTown, merged with and into American National Bank and Trust Company, a national banking association and wholly owned subsidiary of American, with American National Bank and Trust Company as the surviving entity.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, HomeTown notified the Nasdaq Stock Market (“Nasdaq”) on March 29, 2019 that, at the Effective Time, each share of HomeTown’s common stock issued and outstanding immediately prior to such time, would be automatically cancelled and converted into the Merger Consideration. On March 29, 2019, HomeTown requested Nasdaq to promptly file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the shares of HomeTown’s common stock. HomeTown intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of the HomeTown’s common stock be deregistered and that HomeTown’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of HomeTown’s common stock was converted into the Merger Consideration. The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On April 1, 2019, pursuant to the terms of the Merger Agreement, American completed the acquisition of HomeTown through the merger of HomeTown with and into American, with American continuing as the surviving corporation. The information set forth under Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of October 1, 2018, between American and HomeTown (attached as Exhibit 2.1 to HomeTown’s current report on Form 8-K filed on October 5, 2018, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American National Bankshares Inc. (as successor-by-merger to HomeTown Bankshares Corporation)

Date: April 4, 2019	By:	/s/ William W. Traynham, Jr.
William W. Traynham, Jr.
Executive Vice President and
Chief Financial Officer

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